UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 11, 2011

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

On March 14, 2011, Skinny Nutritional Corp. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation in the State of Nevada to increase the number of its authorized shares of common stock, $0.001 par value, to 1,000,000,000 shares.  On March 11, 2011, at the Company’s Special Meeting of Stockholders, the Company’s stockholders had approved the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of its stockholders on March 11, 2011. On the record date established for the meeting of January 14, 2011, there were 354,176,544 shares of the Company’s common stock entitled to vote at the meeting. At the Special Meeting, a total of 277,175,922 shares were represented at the meeting in person or by proxy, constituting a quorum.

The sole proposal on which the Company’s stockholders were asked to vote was the amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock of the Company, par value $0.001 per share, from 500,000,000 shares to 1,000,000,000 shares. The stockholders voted to approve the proposal to amend the Company’s Articles of Incorporation by the following votes:

For	Against	Abstain	Broker Non-Votes
223,564,007	50,522,017	3,089,898	---

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

3.1	Certificate of Amendment to Articles of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Michael Salaman
Name: Michael Salaman
Title: Chief Executive Officer
Date: March 16, 2011

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Certificate of Amendment to Articles of Incorporation.